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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2008 (April 28, 2008)

BUTLER INTERNATIONAL, INC.

(Exact name of Registrant as specified in Charter)

MARYLAND	0-14951	06-1154321

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

200 E. Las Olas Boulevard, Suite 1730A, Fort Lauderdale, Florida 33301

(Address of Principal Executive Offices/Zip Code)

Registrant’s telephone number, including area code: (954) 761-2200

                                  Not Applicable

(Former Name or Former Address, if Changed Since

Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))

On April 28, 2008, Butler International, Inc., (“the Company”) entered into a Fourth Amendment to the Third Amended and Restated Credit Agreement (“Fourth Amendment”) with General Electric Capital Corporation (“GECC”). The Fourth Amendment provides, among other matters, for an extension of the Commitment Termination Date (as defined) from April 28, 2008 to May 12, 2008. The Company is presently in negotiations with GECC to extend the term of the Fourth Amendment beyond a one year term.

The foregoing description of the Fourth Amendment is not, and does not purport to be, complete and is qualified in its entirety by reference to a copy of the same filed as Exhibit 10.1 hereto and incorporated herein in its entirety by this reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth under Item 1.01 of this report is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.
(d)	The exhibits listed below is being furnished pursuant to Item 9.01.

Exhibit Number	Description

10.1

Fourth Amendment to the Third Amended and Restated Credit Agreement dated as of April 28, 2008, by and among Butler Service Group, Inc., a Maryland corporation (“BSG”), certain of its affiliates, and General Electric Capital Corporation (“GECC”).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2008	BUTLER INTERNATIONAL, INC.

By: /s/ Mark Koscinski
Mark Koscinski Chief Financial Officer

BUTLER INTERNATIONAL, INC.

EXHIBIT LIST

Exhibit Number	Description
10.1

Fourth Amendment to the Third Amended and Restated Credit Agreement dated as of April 28, 2008, by and among Butler Service Group, Inc., a Maryland corporation (“BSG”), certain of its affiliates, and General Electric Capital Corporation (“GECC”).

4